Exhibit 10.1

AMENDMENT NO. 2 TO

EMPLOYMENT AGREEMENT

This AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT (this “Agreement”) is entered into as of March 14, 2006, by and between Laurence S. Geller (the “Executive”) and Strategic Hotel Capital, Inc. a Maryland corporation (the “Company”).

WITNESSETH THAT:

WHEREAS, the Executive and the Company are parties to that certain Employment Agreement, dated as of June 8, 2004, as amended by Amendment No. 1 thereto, dated as of September 30, 2005 (the “Employment Agreement”); and

WHEREAS, the parties desire to make an amendment to the Employment Agreement;

NOW, THEREFORE, the Executive and the Company hereto agree that the Employment Agreement shall be amended as follows:

1.                           Certain Definitions. Capitalized terms used in this Amendment without definition shall have the meanings set forth in the Employment Agreement.

2.	Amendment to Employment Agreement.

(a)          The last sentence of Section 3(h)(ii) of the Employment Agreement is hereby amended by adding the following new sentence at the end thereof:

Notwithstanding the foregoing, the appointment and/or the election by stockholders of individuals as directors designated or nominated by the directors currently in office to fill vacancies or the office of directors who do not stand for election at the 2006 annual meeting of stockholders (such appointed or elected individuals, the “New Directors”) shall not be deemed a Change in Control and the board of directors following the appointment or election of the New Directors shall for purposes of this Section 3(h) thereupon be deemed the Incumbent Board.

3.	Miscellaneous.

(a)          Effect of Amendment. Unless expressly amended by this Amendment, all other provisions of the Employment Agreement shall remain in legal force and effect.

(b)          Governing Law. This Amendment shall be governed by and be construed in accordance with the laws of the State of Delaware without regard to its conflict of laws principles.

(c)          Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above stated.

STRATEGIC HOTEL CAPITAL, INC.

By:	/s/	Janice Peterson
Name:	Janice Peterson

Title: Vice President

LAURENCE S. GELLER

/s/	Laurence S. Geller